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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated November 6, 2002 (with respect to Note P, November 25,
2002), relating to our audit of the consolidated financial statements of Asta Funding, Inc. and subsidiaries as of September 30, 2002 and 2001 and for each of the years in the three year period ended September 30, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


Eisner LLP


New York, New York
June 11, 2003